UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 29, 2006

ACUSPHERE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50405	04-3208947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Arsenal Street, Watertown, Massachusetts		02472
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code  (617) 648-8800

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                  Entry into a Material Definitive Agreement.

The disclosure contained in Item 2.03 is incorporated herein by reference.

Item 2.03                     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 29, 2006 Acusphere, Inc. (the “Company”) entered into two (2) promissory notes with Oxford Finance Corporation (“Oxford”) for borrowings totaling $672,772.64. The borrowings were made under a $7.0 million equipment financing line with Oxford. These amounts represent the final borrowings under this equipment line. Such borrowings are secured by qualified purchases.

The promissory notes entered into on March 29, 2006 include annual interest rates of 10.26% and 10.94%, are payable over 36 months and 48 months, and require monthly payments of $1,696.79 and $15,872.47 respectively. As of March 29, 2006, the Company has cumulatively borrowed $6,994,295.67 against the equipment financing line with Oxford.

The descriptions of the promissory notes that are contained in this report are qualified in their entirety by reference to the form of promissory note and Master Security Agreement referenced in Item 9.01 of this report, which documents are incorporated herein by reference in their entirety.

Item 9.01. Financial Statements and Exhibits.

The following exhibit is furnished as part of this report, where indicated:

(c)  Exhibits.

Exhibit No.	Description

10.1 (1)	Master Security Agreement by and between the registrant and Oxford Finance Corporation dated June 20, 2005

10.2	Form of Promissory Note with Oxford Finance Corporation, together with schedule of borrowing

(1) Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed June 27, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUSPHERE, INC.

Dated: March 30, 2006	By:	/s/ John F. Thero
	Name:	John F. Thero
	Title:	Senior Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit Number

Description

10.1 (1)	Master Security Agreement by and between the registrant and Oxford Finance Corporation dated June 20, 2005

10.2	Form of Promissory Note(s) with Oxford Finance Corporation, together with schedule of borrowing

(1) Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed June 27, 2005.